                                                                     EXHIBIT 3.1

                            STATE OF NEW HAMPSHIRE

Filing fee:    $35.00                                              Form No. 16-A
Use black print or type.                                         RSA 293-A:10.07
Leave 1" margins both sides.

                                   RESTATED
                           ARTICLES OF INCORPORATION
                       INCLUDING DESIGNATED AMENDMENT(S)

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION, PURSUANT TO A RESOLUTION DULY ADOPTED BY ITS BOARD OF DIRECTORS, HEREBY ADOPTS THE FOLLOWING RESTATED ARTICLES OF INCORPORATION, INCLUDING DESIGNATED AMENDMENT(S):

(Here insert the Restated Articles of Incorporation, as amended including the Designated Amendments.)

     FIRST: The name of the corporation is PC Connection, Inc.

     SECOND: The period of its duration is perpetual.

     THIRD: The principal purposes for which the corporation is organized are the manufacture, purchase, sale, and service of computer hardware and software and all other business not forbidden by law.

     FOURTH: The total number of shares of all classes of capital stock that the corporation shall have the authority to issue shall be 10 million (10,000,000) shares of common stock, consisting of 7.5 million (7,500,000) shares of Series A Non-Voting Common Stock, par value $.01 per share (the "Series A Stock") and 2.5 million (2,500,000) shares of Series B Voting Common Stock, par value $.01 per share (the "Series B Stock"), amounting to an aggregate par value of $100,000.

The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class shall be identical with the exception of the following:

     (a) Holders of Series A Stock shall not be entitled to vote on any matter presented for shareholder vote except as required by the New Hampshire Business Corporation Act.

     (b) Holders of Series B Stock shall have one vote per share of Series B Stock held by them.

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

RESTATED ARTICLES OF INCORPORATION                                 Form No. 16-A
INCLUDING DESIGNATED AMENDMENT(S)                                        (Cont.)
OF PC CONNECTION, INC.


     FIFTH: The capital stock will be sold or offered for sale within the meaning of New Hampshire RSA 421-B.

     SIXTH:  There is no limitation or denial of preemptive rights.

     SEVENTH: Provision for the regulation of the internal affairs of the corporation are: Bylaws adopted by the Board of Directors pursuant to RSA 293-A:2.06.

     EIGHTH: The address of the initial registered office of the corporation is P.O. Box 666, 50 Washington Street, Keene, New Hampshire, and the name of its initial registered agent at such address is Rand S. Burnett.

     NINTH: The number of directors constituting the initial board of directors of the corporation is two and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name                Address
----                -------

David M. Hall       Route 10, Gilsum, NH 03448
Patricia Gallup     Route 10, Gilsum, NH 03448

     TENTH:         The name and address of each incorporator is:

Name                Address
----                -------

David M. Hall       Route 10, Gilsum, NH 03448
Patricia Gallup     Route 10, Gilsum, NH 03448

     ELEVENTH: To the maximum extent permitted by law, the directors and officers of the corporation shall not be held personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director or an officer, except with respect to (a) the amount of a financial benefit received by the director or officer to which he is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, (c) a violation of RSA 293-A:8.33, or (d) an intentional violation of criminal law.

RESTATED ARTICLES OF INCORPORATION                                 Form No. 16-A

INCLUDING DESIGNATED AMENDMENT(S)                                       (Cont.)
OF PC CONNECTION, INC.

     TWELFTH: The following matters shall require an affirmative vote of two-thirds of the shares of Series B Stock then issued and outstanding, in addition to whatever action must be taken by the directors of the corporation under relevant provisions of the New Hampshire Business Corporation Act:

     (a)  dissolution, liquidation or winding up of the corporation;

     (b) authorization or issuance of stock, options or other securities, including without limitation, options or securities exercisable or convertible into capital stock;

     (c)  amendment of the Articles of Incorporation or Bylaws;

     (d) declarations of dividends and redemptions of capital stock, except as provided in relevant provisions of a certain Shareholders Agreement dated March 28, 1995;

     (e) sale or other disposition of the assets of the corporation other than in the regular course of business; and

     (f)  merger into or share exchange with another corporation.

If the amendment(s) provides for an exchange, reclassification, or cancellation of issued shares, the provisions for implementing the amendment if not contained in the amendment(s) are:

     Immediately upon the effectiveness of Article FOURTH (the "Article") each share of common stock, no par value per share, of the corporation issued and outstanding before the effectiveness of the Article automatically will be reclassified as and changed into one share of Series A Stock par value $.01 per share, of the corporation. Simultaneously with the effectiveness of the Article, 2,250,000 shares of Series A Stock, par value $.01 per share, of the corporation will be exchanged for an equal number of shares of Series B Stock par value $.01 per share, of the corporation.

Except for the Designated Amendment(s) to Articles(s) (Note 1) THIRD, FOURTH,
                                                               --------------
FIFTH, SIXTH, SEVENTH and TWELFTH, the Restated Articles of Incorporation
----------------------------------
correctly set forth without change the corresponding provisions of the Articles of Incorporation as previously amended, and the Restated Articles of Incorporation together with the Amendment(s) designated herein supersede the original Articles of Incorporation and all amendments to the Articles.

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RESTATED ARTICLES OF INCORPORATION                                 Form No. 16-A
INCLUDING DESIGNATED AMENDMENT(S)                                        (Cont.)
OF PC CONNECTION, INC.

     FIRST:          (Check one)

     ______ The restated articles contain amendment(s) adopted by the board of directors and did not require shareholder approval.

        X      The restated articles contain amendment(s) which require
     ------
               shareholder approval.

     SECOND:   The amendment(s) were adopted on (date)    3/28/95
                                                       ---------------

     THIRD:    The amendment(s) were approved by the shareholders. (Note 2)

                                                             Number of votes
     Designation                             Number of        indisputably
  (class or series)       Number of       votes entitled     represented at
   of voting group    shares outstanding    to be cast        the meeting
   ---------------    ------------------    ----------        -----------
   Common Stock           9,000,000          9,000,000        9,000,000

     Designation                                             Total number of un-
  (class or series)   Total number of votes cast:      OR        disputed
                                                       --
   of voting group    FOR                  AGAINST             votes cast FOR
   ---------------    ---                  -------             --------------

   Common Stock                                                   9,000,000

     FOURTH: The number cast for the amendment(s) by each voting group was sufficient for approval.



Dated     3/28/95   , 1995
      --------------


                                   PC Connection, Inc.           (Note 3)
                                   ------------------------------

                                   By:    /s/ Patricia Gallup    (Note 4)
                                      ---------------------------
                                   Signature of its CEO


                                   Patricia Gallup
                                   ------------------------------
                                   Print or type name

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RESTATED ARTICLES OF INCORPORATION                               FORM No.16-A
INCLUDING DESIGNATED AMENDMENT(S)                                     (Cont.)
OF PC CONNECTION, INC.

     Notes:    1.   Here insert Restated Article NUMBERS(S) which are being
                                                 ----------
                    amended at this time.

               2. All sections under "THIRD" must be completed. If any voting group is entitled to vote separately, give respective
                                              ----------
                    information for each voting group, (See RSA 293-A: 1.40 for definition of voting group.)

               3. Exact corporate name of corporation adopting the restated articles of incorporation.

               4. Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A: 1.20(f) for alternative signatures.

Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to: Secretary of State,
             ----------------------------------------
State House, Room 204, 107 North Main Street, Concord, NH 03301-4989

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